EXHIBIT 10(d)
                                 FIRST AMENDMENT
                                       OF
                  USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

             (As Amended and Restated Effective as of July 1, 1997)

WHEREAS, USG Corporation maintains the USG Corporation Supplemental Retirement Plan (the "plan"), which plan was amended and restated in its entirety effective as of July 1, 1997; and

WHEREAS, it is now considered desirable to amend the plan;

NOW, THEREFORE, pursuant to the amending power reserved to the Corporation as the "Company" under Section 7 of the plan, as amended, the plan be and it hereby is further amended, effective as of January 1, 1999, in the following particulars:

1. By substituting the following for subsection 2.1 of the plan, effective January 1, 1997:

     "2.1. Covered Employee. A "Covered Employee" for any calendar year means an employee of an Employer under the plan who the Committee, in accordance with such rules as it may establish, anticipates will have "compensation" (as defined below) for such year in excess of $80,000 (or such greater amount as may be determined by the Secretary of the United States Treasury under Section 414(q)(1)(B)(i) of the Internal Revenue Code), unless the Committee specifies that such employee shall not be considered as a Covered Employee for any purpose of the plan by writing filed with the Secretary of the Company prior to, or within 30 days after, the date the employee otherwise would become eligible for participation in the plan. For purposes of this subsection 3.1, compensation shall mean base salary."

2. By adding the following subparagraph 3.4(d) to the plan, effective January 1, 1999:

          "(d) A Covered Employee who first becomes eligible (or first becomes eligible following rehire) to make before-tax contributions under this subsection 3.4 effective on or after January 1, 1999 will be deemed to have elected to make before-tax contributions, unless he elects otherwise in accordance with rules established by the Committee."

3. By substituting the following for subsection 4.3 of the plan, effective January 1, 1999:

     "4.3 Elective Participant Contributions. A Participant may elect to make part or all of the additional before-tax contributions described in the first sentence of subsection 4.1. A Participant's before-tax contributions under this subsection 4.3 shall be made by a compensation deferral election that is made in such form and in such manner as the Committee shall determine; provided any such election shall be made prior to the calendar year such contributions are to begin, or if a Participant first becomes eligible to make such contributions after the beginning of any calendar year, not more than 30 days after so becoming eligible. A Participant who first becomes eligible (or first becomes eligible following rehire) to make additional before-tax contributions under this subsection 4.3 effective on or after January 1, 1999 will be deemed to have elected to make additional before-tax contributions under this subsection 4.3 in such amount that his additional before-tax contributions under this subsection 4.3 and to the Investment Plan equal 3% of his earnings (as defined in the Investment Plan but without regard to the limitation imposed by Section 401(a)(17) of the Internal Revenue Code), unless he elects otherwise in accordance with rules established by the Committee. A Participant's compensation deferral election under this subsection 4.3 shall apply to employment compensation otherwise payable after the later to occur of the date the Participant becomes eligible to make before-tax contributions and the date the compensation deferral election is made. A Participant's compensation deferral election may be revoked by the Participant before the beginning of any subsequent calendar year. The revocation shall be effective as to employment compensation the Participant is entitled to receive during that and subsequent calendar years unless prior to the commencement of any subsequent calendar year the Participant makes another compensation deferral election. Such later election shall apply as to employment compensation otherwise payable during calendar years beginning after such later election is made. Notwithstanding the foregoing, a Participant's compensation deferral election automatically shall be revoked for any period he ceases to be a Covered Employee."

IN WITNESS WHEREOF, the company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 23rd day of December, 1998.

                                     USG CORPORATION

                                     By: /s/ Harold E. Pendexter, Jr.
                                     ---------------------------------
                                     Senior Vice President and
                                     Chief Administrative Officer